LICENSE AGREEMENT

This License Agreement is entered into between Dr. Nian Wu ("Dr. Wu") and BioZone Pharmaceuticals, Inc., a Nevada corporation with a principle place of business at 4400 Biscayne Blvd., Suite 850, Miami, FL ("BioZone") and is effective as of the last date signed below.

Whereas Dr. Wu has invented drug delivery compounds and technologies described in United States provision patent application 61/440,488 entitled "Polymer-Carbohydrate-Lipid Conjugates" and filed on February 8, 2011; and in United States non provisional patent application (application number is not available at the present time) entitled "Polymer-Carbohydrate-Lipid Conjugates" and filed on January 20, 2012 ("Sugar Lipid Technology");

Whereas Dr. Wu has a close relationship with BioZone, including a substantial ownership position; and

Whereas BioZone desires to have access to the Sugar Lipid Technology for a potential commercial formulation of Propofol;

Whereas BioZone intends to enter into a sublicense agreement with OPKO Health Inc. whereby BioZone will grant certain rights in a commercial formulation of Propofol utilizing the Sugar Lipid Technology;

Therefore the parties agree as follows:

1. Dr. Wu grants BioZone an exclusive royalty-free non-transferable license, including the right to sublicense, to the Sugar Lipid Technology, including licenses under the US patent applications described above and all claiming aspects of this Sugar Lipid Technology in the field of Propofol formulations.

2. The parties shall share costs on patent prosecutions and cooperate and enforcement matters according to the commercial interests of the parties.

3. BioZone shall provide sufficient funding to support the development of a potential commercial formulation of Propofol using the Sugar Lipid Technology.

4. BioZone shall ensure that the license agreement with OPKO Health Inc. provides for a 50/50 profits sharing arrangement.

Signature page follows

This License Agreement shall have an effective date of February 13, 2012.

[signature]	Feb 13, 2012
Dr. Nian Wu	Date
[signature]	13 Feb 2012
Dr. Brian Keller President, BioZone Pharmaceuticals, Inc.	Date
[signature]	2/13/12
Elliot Maza CEO, BioZone Pharmaceuticals, Inc.	Date